As filed with the Securities and Exchange Commission on July 28, 1997
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                ----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                                ----------------

                           MATRIX PHARMACEUTICAL, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                                        94-2957068
 (State or other jurisdiction                  (IRS Employer Identification No.)
of incorporation or organization)

                               34700 Campus Drive
                            Fremont, California 94555
               (Address of principal executive offices) (Zip Code)

                                ----------------

                           MATRIX PHARMACEUTICAL, INC.
                           1988 RESTRICTED STOCK PLAN
                        1991 DIRECTORS STOCK OPTION PLAN
                           (Full titles of the Plans)

                                ----------------

                                 James R. Glynn
               Chief Operating Officer and Chief Financial Officer
                           Matrix Pharmaceutical, Inc.
                      34700 Campus Drive, Fremont, CA 94555
                     (Name and address of agent for service)
                                 (510) 742-9900
          (Telephone number, including area code, of agent for service)

                                ----------------

                         CALCULATION OF REGISTRATION FEE
                                                                   Proposed          Proposed
                                                                    Maximum           Maximum
                                         Amount to be            Offering Price   Aggregate Offering          Amount of
Title of Securities to be Registered     Registered(1)            per Share(2)         Price(2)            Registration Fee
====================================================================================================================================
1988 Restricted Stock Plan
Common Stock, $0.01 par value           2,000,000 shares            $6.28125        $12,562,500.00          $3,806.82

1991 Directors Stock Option Plan
Common Stock, $0.01 par value             250,000 shares            $6.28125        $ 1,570,312.50          $  475.85

====================================================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 1988 Restricted Stock Plan and/or the 1991 Directors Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Matrix Pharmaceutical, Inc. Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, (the "1933 Act") on the basis of the average of the high and low selling prices per share of Common Stock of Matrix Pharmaceutical, Inc. on July 23, 1997 as reported by the Nasdaq National Market.

                                     PART II

               Information Required in the Registration Statement


Item 3.  Incorporation of Certain Documents by Reference

     Matrix Pharmaceutical, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed with the Commission on March 25, 1997 pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997, filed with the Commission on May 12, 1997 pursuant to Section 13 of the Exchange Act;

     (c) The Registrant's Registration Statement No. 0-19750 on Form 8-A filed with the Commission December 19, 1991, together with Amendments No. 1 and No. 2 on Form 8 filed January 23, 1992 and January 27, 1992, respectively, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which is also deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

     Not applicable.

Item 5.  Interests of Named Experts and Counsel

     Not applicable.

Item 6.  Indemnification of Directors and Officers

     Pursuant to the Delaware General Corporation Law, the Registrant has adopted provisions in its Restated Certificate of Incorporation which eliminate the personal liability of its directors and officers to the Registrant and its stockholders for monetary damages for breach of their fiduciary duties in certain circumstances and which authorize the Registrant to indemnify its directors, officers and other agents, by bylaw, agreement or otherwise, to the fullest extent permitted by law. The Registrant's Bylaws require the Registrant to indemnify its directors, officers, employees and other agents to the fullest extent permitted by law.

     The Registrant's Restated Certificate of Incorporation and Bylaws expressly authorize the use of indemnification agreements and, with the approval of its stockholders, the Registrant has entered into separate Indemnification Agreements with its directors and certain of its officers. These Indemnification Agreements may require the Registrant, among other things, to indemnify directors and officers against certain liabilities that may arise by reason of their status or service as directors and officers and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Registrant maintains an insurance policy covering directors and officers, under which the insurer has agreed to pay, subject to certain exclusions (including certain violations of securities laws) the amount of insured claims made against the insured officers and directors of the Registrant for wrongful acts that such officers or directors may otherwise be required to pay or for which the Registrant is required to indemnify such officers and directors.

Item 7.  Exemption from Registration Claimed

     Not applicable.

Item 8.  Exhibits

 Exhibit Number       Exhibit
----------------     ----------
     4.0             Instruments  Defining Rights of Stockholders.  Reference is
                     made to Registrant's  Registration Statement No. 0-19750 on
                     Form 8-A which is incorporated herein by reference pursuant to Item 3(c).
     5.1             Opinion of Brobeck, Phleger & Harrison LLP.
    23.1             Consent of Ernst & Young LLP, Independent Auditors.
    23.2             Consent of Brobeck,  Phleger & Harrison LLP is contained in
                     Exhibit 5.1.
    24               Power of  Attorney.  Reference is made to page II-4 of this
                     Registration Statement.
    99.1             1988  Restricted  Stock Plan (Amended and Restated  through
                     March 19, 1997).
    99.2             Form  Stock  Option   Agreement  with  Notice  of  Grant  -
                     Installment  Option  (incorporated  by reference to Exhibit
                     99.2 of Registration Statement No. 33-79908).
    99.3             Form of  Stock  Option  Agreement  with  Notice  of Grant -
                     Immediately  Exercisable Option  (incorporated by reference to Exhibit 28.2 of Registration Statement No. 33-65542).
    99.4             Form of Stock Purchase Agreement (incorporated by reference to Exhibit 28.3 of Registration Statement No. 33-65542).
    99.5             Form of Restricted Stock Purchase  Agreement  (incorporated by reference to Exhibit 28.4 of Registration  Statement No.
                     33-65542).
    99.6             Form  of  Stock  Issuance  Agreement  -  Shared  Investment
                     Program.
    99.7             1991  Directors  Stock  Option Plan  (Amended  and Restated
                     through March 19, 1997).
    99.8             Form of  Non-Statutory  Stock Option  Agreement  (Automatic
                     Option Grant).
    99.9             Form  of  Special   40,000-share   Automatic  Option  Grant
                     (incorporated  by reference to Exhibit 99.2 of Registration
                     Statement No. 33-93476).


Item 9. Undertakings

     A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this  Registration  Statement;  provided,  however,  that clauses
(1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1988 Restricted Stock Plan and/or 1991 Directors Stock Option Plan.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnity provisions summarized in Item 6 or otherwise, the Registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fremont, State of California, on this 25th day of July, 1997.

                                              MATRIX PHARMACEUTICAL, INC.


                                              By  /s/ JAMES R. GLYNN
                                                --------------------------------
                                                James R. Glynn
                                                Chief Operating Officer

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

     That the undersigned officer and directors of Matrix Pharmaceutical, Inc., a Delaware corporation, do hereby constitute and appoint James R. Glynn the lawful attorney and agent, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officer and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorney and agent shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signatures                            Title                                           Date
----------                            -----                                           ----

 /s/ JAMES R. GLYNN                   Chief Operating Officer, Chief Financial        July 25, 1997
--------------------------------      Officer and Director
James R. Glynn                        (Principal Executive and Financial Officer)


 /s/ EDWARD E. LUCK                   Chairman of the Board                           July 25, 1997
--------------------------------
Edward E. Luck

                                      II-4



Signatures                            Title                                           Date
----------                            -----                                           ----


 /s/ J. STEPHAN DOLEZALEK             Director                                        July 25, 1997
--------------------------------
J. Stephan Dolezalek


                                      Director                                        July   , 1997
--------------------------------
John E. Lyons


 /s/ JULIUS L. PERICOLA               Director                                        July 25, 1997
--------------------------------
Julius L. Pericola


 /s/ ALAN E. SALZMAN                  Director                                        July 25, 1997
--------------------------------
Alan E. Salzman

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933


                           MATRIX PHARMACEUTICAL, INC.

                                  EXHIBIT INDEX


Exhibit Number        Exhibit
--------------       ---------
     4.0             Instruments  Defining Rights of Stockholders.  Reference is
                     made to Registrant's  Registration Statement No. 0-19750 on
                     Form 8-A which is incorporated herein by reference pursuant to Item 3(c).
     5.1             Opinion of Brobeck, Phleger & Harrison LLP.
    23.1             Consent of Ernst & Young LLP, Independent Auditors.
    23.2             Consent of Brobeck,  Phleger & Harrison LLP is contained in
                     Exhibit 5.1.
    24               Power of  Attorney.  Reference is made to page II-4 of this
                     Registration Statement.
    99.1             1988  Restricted  Stock Plan (Amended and Restated  through
                     March 19, 1997).
    99.2             Form  Stock  Option   Agreement  with  Notice  of  Grant  -
                     Installment  Option  (incorporated  by reference to Exhibit
                     99.2 of Registration Statement No. 33-79908).
    99.3             Form of  Stock  Option  Agreement  with  Notice  of Grant -
                     Immediately  Exercisable Option  (incorporated by reference to Exhibit 28.2 of Registration Statement No. 33-65542).
    99.4             Form of Stock Purchase Agreement (incorporated by reference to Exhibit 28.3 of Registration Statement No. 33-65542).
    99.5             Form of Restricted Stock Purchase  Agreement  (incorporated by reference to Exhibit 28.4 of Registration  Statement No.
                     33-65542).
    99.6             Form  of  Stock  Issuance  Agreement  -  Shared  Investment
                     Program.
    99.7             1991  Directors  Stock  Option Plan  (Amended  and Restated
                     through March 19, 1997).
    99.8             Form of  Non-Statutory  Stock Option  Agreement  (Automatic
                     Option Grant).
    99.9             Form  of  Special   40,000-share   Automatic  Option  Grant
                     (incorporated  by reference to Exhibit 99.2 of Registration
                     Statement No. 33-93476).